                                           CONSULTING AGREEMENT

AGREEMENT made this 21st day of July,  2006, by and between  Laurence F. Mulhern,  an  individual,  with a principal place of business at 12 RiverBend Road, Upton, MA 01568  (hereinafter  "CONSULTANT"),  and Elcom
International,  Inc., a duly organized  Delaware  corporation  with its principal  place of business at 10
Oceana Drive, Norwood, Massachusetts 02062 (hereinafter "ELCOM").

WHEREAS,  ELCOM is a public  company  engaged in the  provision  of  internet-based  procurement  software services; and

WHEREAS,  CONSULTANT  represents  itself as  having  expertise  in the area of  accounting  and  financial matters; and

WHEREAS, ELCOM is desirous of purchasing the services of CONSULTANT in CONSULTANT's area of expertise;

NOW,  THEREFORE,  in consideration of the mutual covenants herein  contained,  the parties hereto agree as follows:

1.       A.       ELCOM  agrees to purchase  CONSULTANT's  services and  CONSULTANT  agrees to provide his services as a temporary,  non-employee  financial  consultant to assist ELCOM in maintaining its financial records (the "WORK").

              1.) Work Hours - Commencing on July 24, 2006,  CONSULTANT  initially  agrees to WORK Monday,
                  Wednesday,  Thursday and Friday, from 10:00a.m. to 4:00p.m.,  subject to ELCOM's request that CONSULTANT  perform his services on such days. ELCOM may reduce  CONSULTANT'S  work hours,  or by mutual  agreement  may also  increase  the work  hours.  ELCOM also agrees that CONSULTANT may take six weeks of unpaid vacation time each year.

              2.) Price - The total  hourly cost to be paid by ELCOM for  CONSULTANT's  services  shall be
                  $150 per hour from the date of this  agreement  until  December 31, 2006, and thereafter shall  be at a rate  of  $175  per  hour.  ELCOM  will  not be  responsible  for  any of
                  CONSULTANT'S  travel  expenses,  unless  CONSULTANT  agrees  to  perform  services  at a location other than ELCOM's headquarters' in CityplaceNorwood, StateMA.

              3.) Payment -  CONSULTANT  will  provide a bill to ELCOM as of the 15th and last day of each month which,  if approved by ELCOM,  will be paid in the next vendor pay cycle completed by ELCOM.

              4.) Performance  Period - The  period  of time  from  when  the  performance  of  CONSULTANT commences to when this agreement is terminated.

              5.) ELCOM  Supplied  Personnel,  Equipment/Facilities  - All  personnel,  equipment,  tools, space or other items  required  for  CONSULTANT  to perform his duties shall be supplied by ELCOM.

B.       CONSULTANT  shall  perform the effort  required to complete the WORK  pursuant to this  Agreement according to the terms of this Agreement.

         C.   If CONSULTANT  determines that CONSULTANT is unable to perform the effort required to render the  services  required to complete the WORK,  CONSULTANT  shall so notify ELCOM thirty (30)
              days before  CONSULTANT  will be unable to complete the WORK.  Such a notification  to ELCOM shall subject CONSULTANT to termination of this Agreement under Section 7.

         D.   CONSULTANT  represents and warrants that the services  performed by CONSULTANT shall conform in all material  respects to professional  standards and this  Agreement.  All work shall be performed in a workmanlike and professional  manner by CONSULTANT with the level of skill in the area  commensurate  with the requirements of the work to be performed and the applicable professional standards currently recognized by such profession.

2.       TERM OF AGREEMENT

         This  Agreement  shall  continue in force until it is  terminated  in  accordance  with Section 7 hereof.

3.       TRADE SECRETS

         CONSULTANT  acknowledges  that  information  concerning  or  related  to  the  research,  design, development,  and  licensing of ELCOM's  products,  including,  without  limitation,  the general business  operation  of ELCOM  (e.g.,  sales,  costs,  profits,  pricing  methods,  organization, customer lists, processes,  equipment,  etc.), and findings,  reports,  inventions,  discoveries, developments  and  improvements  disclosed to CONSULTANT by ELCOM or written,  invented,  made or conceived by CONSULTANT  under this Agreement,  is of a confidential  and secret character and of great  value to ELCOM.  Accordingly,  CONSULTANT  does  hereby  agree not to  divulge  to anyone, either during or after the term of this  Agreement,  any such  information  obtained or developed by  CONSULTANT  during  the term of this  Agreement.  Upon  the  termination  of this  Agreement,
         CONSULTANT agrees to deliver up to ELCOM all documents, papers, drawings,  tabulations,  reports, computer media,  data and similar  documentation  furnished by ELCOM to CONSULTANT or prepared by
         CONSULTANT  in  the  performance  of  CONSULTANT's   consulting  services  hereunder.   Upon  the
         termination  of this  Agreement,  CONSULTANT  shall make no further  use of any such  information without the prior written consent of an authorized  representative  of ELCOM.  CONSULTANT  agrees not to make any  reproductions  of any material  supplied by ELCOM without  ELCOM's prior written consent.

4.       DISCOVERIES, INVENTIONS, COPYRIGHTS, ETC.

         All  findings,  reports,   inventions,   discoveries,   developments  and  improvements  written,
         invented,  made or  conceived  by  CONSULTANT  in the course of or arising out of or suggested by the consulting  services to be performed  hereunder  (hereinafter  "Inventions") shall become and remain the sole and  exclusive  property of ELCOM.  CONSULTANT  hereby  transfers  and assigns to
         ELCOM all right,  title and  interest in and to the same whether or not patent  applications  are filed  thereon.  Upon  request  and at the  expense of ELCOM,  CONSULTANT  will from time to time during  and after the Term of this  Agreement  make  applications  upon such  Inventions  through
         Attorneys and  representatives  designated by ELCOM of Letters Patent in the United States and in
         all other  countries and shall assign such  applications  to ELCOM.  CONSULTANT  will give ELCOM,
         ELCOM's attorneys and representatives,  all reasonable  assistance in preparing said applications and, from time to time,  upon request,  execute all papers and do all things that may  reasonably be required to protect the rights of ELCOM and vest in ELCOM the Inventions  and Letters  Patent, all as herein provided.

         CONSULTANT  expressly  acknowledges  that all  materials  written,  developed,  produced or which otherwise  arise  out  of  services  performed  by  CONSULTANT  under  this  Agreement  shall  be considered works made for hire and as a consequence,  all copyrights  shall be owned  exclusively by ELCOM.  CONSULTANT  hereby  transfers  and assigns to ELCOM all right,  title and  interest in and to the same without additional consideration therefor.

5.       INDEMNIFICATION

         CONSULTANT  and ELCOM agree to take all necessary  precautions  to prevent  injury to any persons
         (including  CONSULTANT,  and  employees  of  ELCOM)  or damage  to  property  (including  ELCOM's property)  during the Term of this  Agreement and shall  indemnify  and hold each other  harmless against all loss and expense  resulting  from any act on the part of CONSULTANT or ELCOM,  as the case may be, that occurs during the performance of this Agreement.

         CONSULTANT  is an  independent  contractor  in all  its  operations  and  activities  under  this
         Agreement.  CONSULTANT  is  responsible  for all  obligations,  payments and reports  required by
         Social Security,  Unemployment Insurance, Worker's Compensation,  Income Tax and all other local, state or  federal  laws  related  to  employer-employee  obligations.  CONSULTANT  agrees to hold harmless,  indemnify  and  reimburse  ELCOM  for  any  taxes,  premiums,  assessments  and  other liabilities  (including  penalties  and  interest)  that  ELCOM  may be  required  to pay  due to
         CONSULTANT's breach of this paragraph.

6.       WAIVER OF CLAIM

         In  consideration  for the  compensation  paid  under this  Agreement,  as well as other good and valuable  consideration,  the receipt of which is hereby  acknowledged,  CONSULTANT hereby waives all claims which he, his heirs,  estate or  successors  in interest may have against  ELCOM,  its employees,  agents,  directors,  successors,  or assigns,  for the payment of wages,  issuance of stock options or other  consideration  arising from CONSULTANT'S  prior employment by ELCOM, that may be due to CONSULTANT, relating to any period after the date of this Agreement.

7.       TERMINATION

A.       For Cause:  ELCOM  shall have the right to  terminate  this  Agreement  immediately  and  without further  payment to CONSULTANT if CONSULTANT  neglects or fails to perform or observe any of
              CONSULTANT's  obligations  hereunder  and a cure is not  effected by  CONSULTANT  within ten
              (10) days next following CONSULTANT's receipt of a cure notice issued by ELCOM.

         B.   For  Convenience:  ELCOM  may  terminate  this  Agreement  at any time  without  cause  upon submitting  to  CONSULTANT  a written  notice to  terminate.  Upon  receipt of such  notice,
              CONSULTANT  shall  immediately  cease to perform  WORK  pursuant to this  Agreement,  unless otherwise  directed in ELCOM's  termination  notice.  CONSULTANT shall promptly notify ELCOM of costs  incurred  to the date of such  termination,  and  ELCOM  shall  pay such  costs in accordance with the terms hereof.

         C.   Return of Property Upon termination,  CONSULTANT shall immediately return to ELCOM,  without limitation,  all documents,  drawings,  tools, and items of any nature whatever  supplied to
              CONSULTANT by ELCOM pursuant to this  Agreement,  or developed by CONSULTANT,  in accordance with Sections 3 and 4 hereof.

8.       NOTICE

         Any notice  required  to be given to  CONSULTANT  under the terms of this  Agreement  shall be in writing and sent by registered or certified mail, postage prepaid,  return receipt requested,  to the  address  stated  above  or such  other  address  as  CONSULTANT  from  time to time may have designated  by written  notice to ELCOM and shall be deemed to have been given when  received  by
         ELCOM.

9.       INDEPENDENT CONTRACTOR

         It is understood and agreed that the  relationship of CONSULTANT and CONSULTANT's  employees,  if any, to ELCOM is that of an independent  contractor.  ELCOM shall not provide insurance  coverage or benefits of any kind for  CONSULTANT or  CONSULTANT's  employees,  and ELCOM will not withhold any amount that would normally be withheld from an employee's  pay.  CONSULTANT  shall  determine the method, manner and means by which CONSULTANT's services will be performed.

10.      MISCELLANEOUS

         CONSULTANT  is not an agent or  employee  of ELCOM  and is not  authorized  to act on  behalf  of
         ELCOM.  This Agreement  supersedes all prior agreements and  understandings  between the parties, and may not be  changed  unless  mutually  agreed  upon in writing  by both  parties.  CONSULTANT shall not assign this Agreement,  or any interest  therein,  without the prior written consent of
         ELCOM.  In the event any provision of this Agreement is found to be legally  unenforceable,  such unenforceability  shall not prevent  enforcement of any other  provision of this  Agreement.  The provisions  of  Paragraphs  3, 4, 5, 6,  9,  10,  11 and 12  shall  survive  the  termination  or expiration of this Agreement for any reason.

11.      CHOICE OF LAW

         The  laws of the  PlaceNamePlaceNameplacePlaceTypeCommonwealth  of  PlaceNameMassachusetts  shall apply to govern,  construe  and  enforce all of the  rights,  remedies  and duties of the parties arising  from or in any way related to the subject  matter of this  Agreement.  Jurisdiction  and
         venue     for     all      purposes      under      this      Agreement      shall     be     the
         PlaceNameplaceplacePlaceTypeCommonwealth  of placeMassachusetts and the parties hereby consent to such jurisdiction and venue.

12.      ARBITRATION

         Any claim or controversy  arising out of or relating to this  Agreement,  or the breach  thereof, shall be resolved by final and binding  arbitration  conducted in Boston,  Massachusetts,  by one
         (1)  arbitrator  in  accordance  with and  subject  to the  Commercial  Arbitration  Rules of the
         American  Arbitration   Association  (the  "AAA")  then  in  effect.  Such  arbitrator  shall  be demonstrably  experienced  and  knowledgeable  in  matters  pertaining  to  computer  technology.
         Judgment  upon the award  rendered in any  arbitration  may be entered in any court of  competent jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

ELCOM INTERNATIONAL, INC.                                 Laurence F. Mulhern

By:  __/S/ John E. Halnen____                     By:  ____/S/ Laurence F. Mulhern__________
Print: John E. Halnen                                     Date:  July 21, 2006
Title: President and Chief Executive Officer
Date:  July 21, 2006